Exhibit 10.14

Name:		[_________	]
Number of Shares of Stock subject to the Stock Option:		[_________	]
Exercise Price Per Share:	$	[_________	]
Date of Grant:		[_________	]
[Vesting Commencement Date:]		[_________	]

RALLYBIO CORPORATION

2021 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

(Non-Employee Directors and Consultants)

This agreement (this “Agreement”) evidences a stock option granted by Rallybio Corporation, a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Rallybio Corporation 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an incentive stock option) and is granted to the Participant in connection with the Participant’s Employment.

2. Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as used herein with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [_________], in each case, subject to the Participant’s continued Employment through the applicable vesting date.

3. Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to the estate or beneficiary of the Participant or a permitted transferee, by such estate or beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or at such other place or by such other party as the Administrator may prescribe and must be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan. Subject to earlier termination as set forth herein or in the Plan (including Section 6(a)(4) of the Plan), the latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised on or prior to such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4. Cessation of Service. If the Participant’s Employment ceases for any reason except as expressly provided for in a written agreement between the Participant and the Company or one of its affiliates that is in effect at the time of such cessation of Employment, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period, if any, described in Section 6(a)(4) of the Plan.

5. Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7. Taxes. The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Stock Option, its exercise and any disposition of any Shares acquired upon exercise of the Stock Option. The Company will have no liability or obligation related to the foregoing.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement.

RALLYBIO CORPORATION

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature Page to Stock Option Agreement